UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 22, 2007

MAX ENTERTAINMENT HOLDINGS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	333-11714	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

6588 Barnard Drive, Suite 40
Richmond, BC V7C 5R8
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(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (778) 889-3091

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On October 22, 2007, the Company entered into a Stock Purchase Agreement with Europlay, Ltd., a Malta corporation ("Europlay") and Andreas Christensen ("Christensen"). Under the terms of the Agreement, conditioned on the Company's due diligence, the Company will acquire from Europlay and Christenson 30 million shares of the capital stock of Europlay, representing 60% of the issued and outstanding shares of Europlay. In consideration for these shares, Max will make the following payments:

  €1,600,000 in cash and 400,000 shares of the Company's common stock on or before November 15, 2007;

  €1,200,000 in cash and 400,000 shares of the Company's common stock on or before March 30, 2008; and

  €800,000 in cash and 400,000 shares of the Company's common stock on or before June 30, 2008.

The Agreement is scheduled to close on or before November 15, 2007. Shares of Europlay will be placed in an escrow account and distributed pursuant to terms agreed upon by the Company, Europlay and Christensen.

Section 8 - Other Events

Item 8.01 Other Events

The Company has relocated its office to:

410 Park Avenue
15th Floor
New York, NY 10022
(212) 231-8406

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

A) Financial Statements

     None

B) Exhibits

     10.1 Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2007                                                                                 MAX ENTERTAINMENT HOLDINGS, INC.
                                                                                                                      /s/ Daniel Kilian
                                                                                                                     By: Daniel Kilian
                                                                                                                     CFO and Director